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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Tennant Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TENNANT COMPANY

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

MAY 6, 2004

To Our Shareholders:

        The Annual Meeting of Shareholders of Tennant Company will be held at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota, on Thursday, May 6, 2004, at 10:30 a.m., Central Daylight Time, for the following purposes:

  (1)
  To elect two directors for a three-year term, such that the total number of directors is seven;

  (2)
  To ratify the appointment of KPMG LLP as independent auditors of the Company; and

  (3)
  To act upon any other business that may properly come before the meeting.

        Only holders of Common Stock of record at the close of business on March 8, 2004, will be entitled to vote at the meeting or any adjournment thereof.

        You are cordially invited to attend the meeting. Whether or not you plan to come to the meeting, please sign, date and return your Proxy in the reply envelope provided. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense.

March 15, 2004	Eric A. Blanchard, Secretary

TENNANT COMPANY

E S T A B L I S H E D 1 8 7 0

701 N. LILAC DRIVE, P.O. BOX 1452, MINNEAPOLIS, MINN. 55440

TENNANT COMPANY

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by Tennant Company (the "Company"), on behalf of its Board of Directors, of Proxies for the Annual Meeting of Shareholders to be held Thursday, May 6, 2004, and any adjournment thereof. Stock represented by Proxies will be voted as follows: where specification is made in the Proxy, the stock will be voted in accordance therewith; where no specification is made in the Proxy, the stock will be voted for all proposals. Proxies may be revoked at any time before being voted by giving written notice of revocation at the mailing address noted or at the meeting or by a later-dated Proxy delivered to an officer of the Company. Personal attendance and voting in person does not revoke a written Proxy.

        There were outstanding on March 8, 2004, the record date for shareholders entitled to vote at the meeting, 9,011,788 shares of Common Stock, each entitled to one vote.

        Expenses in connection with the solicitation of Proxies will be paid by the Company. Solicitation of Proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit Proxies, either personally or by telephone, or by special letter, from some of the shareholders. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

        The mailing address of the principal executive office of the Company is 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440-1452. This Proxy Statement and form of Proxy enclosed are being mailed to shareholders commencing March 17, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 8, 2004, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than 5% of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors (and director nominees) of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Vanguard Fiduciary Trust Company(1) 500 Admiral Nelson Blvd. Malvern, PA	1,114,152 shares(2) Vanguard has sole voting authority for 0 shares, shared voting authority for 1,114,152 shares, sole investment authority for 0 shares, and shared investment authority for 1,114,152 shares.	12.4%
AIM Funds Management, Inc.(1) 5140 Yonge Street, Suite 900 Toronto, Ontario	900,400 shares	10.0%
U.S. Bancorp(1)(3) 601 2nd Avenue South Minneapolis, MN	738,555 shares U.S. Bancorp has sole voting authority for 207,186 shares, shared voting authority for 531,369 shares, sole investment authority for 16,448 shares, and shared investment authority for 422,218 shares.	8.2%
Lord, Abbett & Co.(1) 90 Hudson Street Jersey City, NJ	699,496 shares	7.8%
Fenimore Asset Management(1)(4) Thomas O. Putnam 384 N. Grand Street, Box 310 Cobleskill, NY 12043	622,155 shares	6.9%
Cooke & Bieler, L.P.(1) 1700 Market Street, Suite 3222 Philadelphia, PA 19103	483,374 shares Cooke & Bieler has sole voting authority for 141,530 shares, shared voting authority for 167,694 shares, sole investment authority for 141,530 shares, and shared investment authority for 334,044 shares.	5.4%
Janet M. Dolan	209,749 shares(5)(6)	2.3%
H. Chris Killingstad	23,245 shares(5)(7)	*
Anthony Lenders	16,308 shares(8)	*
Rex L. Carter	18,237 shares(5)(9)	*
Anthony T. Brausen	22,225 shares(5)(10)	*

James T. Hale	7,387 shares(11)	*
Pamela K. Knous	15,245 shares(12)	*
Stephen G. Shank	8,392 shares(13)	*
Frank L. Sims	11,625 shares(14)	*
William I. Miller	22,234 shares(15)	*
Edwin L. Russell	18,546 shares(16)	*
All directors and executive officers as a group (15 persons)	417,240 shares(5)(17)	4.5%

*
An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of total.

(1)
The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2003.

(2)
This number includes 1,114,152 shares held in trust as of December 31, 2003, for the benefit of employees in certain of the Company's employee benefit plans, all of which have been allocated to plan participants. The plan trustee votes shares allocated to participant accounts as directed by participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the plan trustee in the same proportions as shares for which directions are received. Shares held by the trustee on behalf of the plans may be disposed of by the plans or the trustee only in accordance with the terms of the plans. For tender decisions, if no instruction is received from a participant, the shares will not be tendered.

(3)
The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon information from a Schedule 13G statement filed by U.S. Bancorp and various affiliated entities, including U.S. Bancorp Asset Management, Inc., with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2003, and other information confirmed by the bank, 438,666 of which shares were held in various private trusts and 299,889 of which shares were held in the "unallocated" account of the Tennant Company Profit Sharing and Employee Stock Ownership Plan (the "Tennant Profit Sharing and ESOP Plan"). The bank disclaims that it is the beneficial owner of shares held in the private trusts or the Tennant Profit Sharing and ESOP Plan. The Securities and Exchange Commission has taken the position with respect to ESOP plans that the plan trustee is the beneficial owner of shares held in an unallocated reserve pending allocation to participants' accounts.

(4)
According to the Schedule 13G, Fenimore has sole voting and investment authority for 622,155 shares and Putnam has shared voting and investment authority for 622,155 shares.

(5)
Includes shares allocated to the individual or group under the Tennant Profit Sharing and ESOP Plan.

(6)
Includes 167,508 shares covered by currently exercisable options granted to Ms. Dolan.

(7)
Includes 19,472 shares covered by currently exercisable options granted to Mr. Killingstad.

(8)
Includes 12,633 shares covered by currently exercisable options granted to Mr. Lenders.

(9)
Includes 14,199 shares covered by currently exercisable options granted to Mr. Carter.

(10)
Includes 17,933 shares covered by currently exercisable options granted to Mr. Brausen.

(11)
Includes 3,499 shares covered by currently exercisable options granted to Mr. Hale.

(12)
Includes 9,499 shares covered by currently exercisable options granted to Ms. Knous.

(13)
Includes 4,099 shares covered by currently exercisable options granted to Mr. Shank.

(14)
Includes 6,999 shares covered by currently exercisable options granted to Mr. Sims.

(15)
Includes 12,499 shares covered by currently exercisable options granted to Mr. Miller.

(16)
Includes 11,499 shares covered by currently exercisable options granted to Mr. Russell.

(17)
Includes 314,562 shares covered by currently exercisable options granted to 15 executive officers and directors of the Company.

DIRECTORS

ELECTION OF DIRECTORS

        Pursuant to the Restated Articles of Incorporation of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

        At the Annual Meeting, two directors are to be elected, such that the total number of directors is seven. The Board of Directors, upon recommendation of the Governance Committee, has designated James T. Hale and Pamela K. Knous as nominees for election to serve three-year terms ending at the time of the Annual Meeting in 2007 and, in each case, until their successors are elected and have qualified. The nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in favor of the other nominees named and to vote for a substitute nominee selected by the Governance Committee.

        The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote in person or by proxy on the election of directors is necessary to elect each nominee. For this purpose, a shareholder voting through a Proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present or entitled to vote on the election of directors.

        The following information is furnished with respect to each nominee for election as a director and for each director whose current term of office will continue after the meeting:

Nominees for election for terms expiring in 2007 (Class III Directors):

JAMES T. HALE, 63                Director Since 2001
Mr. Hale has served as Executive Vice President, General Counsel and Corporate Secretary of Target Corporation, an operator of large-store general merchandise formats, since March 2000 and previously served as Senior Vice President, General Counsel and Corporate Secretary of Target Corporation from 1981 to 2000. Prior to joining Target, Mr. Hale held various Vice President positions at General Mills, Inc. from 1979 to 1981. From 1966 to 1979, he practiced law at Faegre & Benson LLP. Mr. Hale serves as a member of the Governance, Compensation and Executive Committees.

PAMELA K. KNOUS, 50                Director Since 1998
Ms. Knous has served as Executive Vice President and Chief Financial Officer of SUPERVALU INC., a leading food retail and distribution business, since September 1997. Ms. Knous serves as Chair of the Audit Committee and as a member of the Compensation and Executive Committees.
Directors whose terms expire in 2005 (Class I Directors):

JANET M. DOLAN, 54                Director Since 1998
Ms. Dolan has been President of the Company since April 1998 and was elected as Chief Executive Officer in April 1999. She previously served as Chief Operating Officer from April 1998 to April 1999. Ms. Dolan also serves as a director of Donaldson Company, Inc. and The St. Paul Companies, Inc. She is a member of the NYSE Listed Company Advisory Committee. Her community activities include serving as a director and officer of the Greater Twin Cities United Way.

STEPHEN G. SHANK, 60                Director Since 2000
Mr. Shank is co-founder of Capella University and has been its President, and is Chairman and Chief Executive Officer of Capella Education Company, since 1993. Capella University is an accredited online university offering courses, certificates, undergraduate and graduate degree programs. Previously, he served as Chairman and CEO of Tonka Corporation, a manufacturer of children's toys and games, from 1979 until 1991. Mr. Shank began his career as an attorney with Dorsey & Whitney from 1972 through 1974, and then served as General Counsel of Tonka Corporation from 1974 through 1978. He has also completed the University of Minnesota Executive Education Program. Mr. Shank serves as Chair of the Governance and Executive Committees and as a member of the Audit Committee.

FRANK L. SIMS, 53                Director Since 1999
Mr. Sims has been the Corporate Vice President of Transportation of Cargill, Inc., a marketer and distributor of agricultural and industrial products and services, since July 2000, and is a member of the Management Corporate Center. Mr. Sims joined Cargill in 1972 and has served in a number of executive positions, including President of Cargill's North American Grain Division from 1998 to 2000. Mr. Sims also serves as a director of the Federal Reserve Bank of Minnesota, Piper Jaffray Companies and Minnesota Public Radio. He also is a trustee of the United Theological Seminary. Mr. Sims serves as a member of the Audit, Compensation and Executive Committees.

Directors whose terms expire in 2006 (Class II Directors):

WILLIAM I. MILLER, 47                Director Since 1994
Mr. Miller became Chairman in 1990 and has been a director since 1985 of Irwin Financial Corporation, a publicly traded diversified financial services company. He was President of Irwin Management Company, an investment management company, from 1984 to 1990. Mr. Miller continues to serve as Chairman of the Board of Irwin Management Company and as Chairman of the Board of Tipton Lakes Company, a real estate development firm. Mr. Miller also serves as a director of Cummins, Inc. He is a director or trustee of three mutual funds, the New Perspective Fund, Inc., the EuroPacific Growth Fund and the New World Fund. Mr. Miller also is a Trustee of The Taft School, a Trustee of the National Building Museum, and a member of the Investment Committee at Yale University. Mr. Miller serves as Chair of the Compensation Committee and as a member of the Executive and Governance Committees.

EDWIN L. RUSSELL, 59                Director Since 1997
Mr. Russell has been Chairman and Chief Executive Officer of Horizon Investments, a private investment firm, since August 2001. Mr. Russell joined ALLETE, a diversified company with holdings in energy and automotive services, as President in 1995 and served as its Chairman, President and Chief Executive Officer from 1996 until August 2001. Prior to joining ALLETE, Mr. Russell was Group Vice President of J. M. Huber Corporation, a broadly diversified manufacturing and natural resources company. Mr. Russell also serves as a director of Owens Forest Products Inc. and Blue Cross and Blue Shield of Rhode Island. Mr. Russell serves as a member of the Audit, Compensation and Executive Committees.

        The Board of Directors has determined that Mr. Hale, Ms. Knous, Mr. Shank, Mr. Sims, Mr. Miller and Mr. Russell, who constitute a majority of the Board and serve as members of various Board committees, are "independent" as defined by the listing standards of the NYSE. Mr. Hale serves as the Executive Vice President, General Counsel and Corporate Secretary of Target Corporation. Tennant had gross sales of approximately $801,736 to Target during 2003. With respect to Ms. Knous, the Board of Directors considered the fact that she is an executive officer of SUPERVALU, a company that purchased $757,918 of equipment from the Company in 2003. With respect to Mr. Shank, the Board of Directors considered that the Company directly or indirectly paid approximately $22,000 in fees to Capella Education Company, of which Mr. Shank is a director and executive officer, for services Capella provided to the Company's employees. The Board of Directors concluded that, based on all relevant facts and circumstances, none of these relationships constitutes a material relationship with the Company that would present a potential conflict of interest or otherwise interfere with the exercise by these directors of his or her independent judgment from management and the Company.

        During 2003, the Board of Directors met on four occasions. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and of committees on which they served during 2003.

BOARD COMMITTEES

        Audit Committee.    The Board of Directors has an Audit Committee composed of Ms. Knous, Mr. Russell, Mr. Shank and Mr. Sims, which met on six occasions during 2003. The Board of Directors determined that all of the Audit Committee members have the requisite financial literacy required under the listing standards of the NYSE. The Board of Directors also determined that Ms. Knous has the requisite attributes of an "audit committee financial expert" as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant experience and that she is "independent" as defined by the NYSE.

        The Audit Committee operates under a written charter adopted by the Board of Directors, which was amended on February 18, 2004 and is attached as Appendix A to this Proxy Statement. The primary functions of the Audit Committee are to oversee the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and performance, the performance of the Company's internal audit function and the system of internal control over financial reporting.

        Compensation Committee.    The Board has a Compensation Committee (formerly called the Executive Compensation Committee) composed of Mr. Hale, Ms. Knous, Mr. Miller, Mr. Russell and Mr. Sims, which met on three occasions during 2003. The primary functions of the Compensation Committee are to review and develop executive compensation plans of the Company and determine the compensation of officers.

        Executive Committee.    The Board has an Executive Committee composed of Mr. Hale, Ms. Knous, Mr. Miller, Mr. Russell, Mr. Shank and Mr. Sims, which did not meet during 2003. The primary functions of the Executive Committee were substantially modified in 2004. They now include reviewing such matters and taking such actions as are appropriate to be reviewed or taken by all of the non-management directors of the Board of Directors, including the annual review of the Chief Executive Officer's performance and the review and approval of the Company's management succession plan. The Executive Committee includes all non-management directors of the Board. Mr. Shank, who serves as Chair of the Executive Committee, presides at all such meetings.

        Governance Committee.    The Board has a Governance Committee composed of Mr. Hale, Mr. Miller and Mr. Shank, which met on three occasions in 2003. The primary functions of the Governance Committee are to assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors, determining the composition of the Board of Directors and its committees, leading the Board of Directors in its annual review of the performance of the Board of Directors and recommending to the Board of Directors the Company's Corporate Governance Principles.

        Committee Charters.    Each of the committees of the Board of Directors has a charter that sets forth the committee's purpose and responsibilities. All of the charters are available on the Company's website at www.tennantco.com. The Company has also adopted Corporate Governance Principles, a copy of which is also available on the Company's website.

NOMINATIONS FOR THE BOARD OF DIRECTORS

        The Governance Committee of the Board of Directors is responsible for recommending nominees for election to the Board of Directors. As specified in the Company's Corporate Governance Principles, the Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of individual members, as well as the composition of the Board of Directors as a whole, in the context of the needs of the Company. The Governance Committee will review all nominees for director and recommend to the Board of Directors those nominees whose attributes it believes would be most beneficial to the Company. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the Board, as well as the ability to represent effectively the interests of shareholders and other stakeholders generally. The Corporate Governance Principles also set forth certain requirements regarding the size of the Board of Directors, directors with job changes, director terms, other board service, retirement and independence matters.

        The Governance Committee will consider director candidates recommended by shareholders from time to time, provided that the recommendation is accompanied by a sufficiently detailed description of the candidate's background and qualifications to allow the Governance Committee to evaluate the candidate in light of the criteria referred to above. Shareholders who wish to suggest qualified candidates to the Committee should write to the Chair of the Governance Committee at the Company's principal executive office, stating in detail the candidate's qualifications for consideration by the Committee. If a shareholder wishes to nominate a director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in the Company's Restated Articles of Incorporation. Under the Company's Restated Articles of Incorporation, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 75 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may communicate with the independent members of the Board of Directors by writing to the Chair of the Executive Committee at the Company's principal executive office, or by contacting the Company hotline which can be located through the Company's website. All of the communications will be delivered to the General Counsel who will forward all communications to the appropriate member(s) of the Board of Directors to address the matter.

        According to the Corporate Governance Principles, all members of the Board of Directors are encouraged to attend all annual meetings of shareholders. All of the directors attended the 2003 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

        Non-employee directors are compensated with an annual cash retainer, meeting fees, restricted stock and stock options.

        For the Board Year commencing May 3, 2003, each director received an option grant for 2,000 shares at Fair Market Value of $32.60 per share. Also, for the three Board Years commencing May 2, 2002, each non-employee director was issued 2,158 shares of restricted stock, based on a Fair Market Value of $43.81 per share.

        In June 2003, the Company hired an outside compensation consultant to review the Company's director compensation package and recommend changes. As a result of those recommendations, the Compensation Committee approved revisions to the director compensation package. For the Board Year commencing after the 2004 Annual Meeting of Shareholders, each director will receive a $20,000 annual cash retainer, plus $1,000 for each board and committee meeting attended and a $3,000 annual retainer for each committee chair. For each Board Year commencing after the 2005 Annual Meeting of Shareholders, each director will also receive 500 restricted shares pursuant to the Tennant Company Restricted Stock Plan for Non-Employee Directors (the "Director Plan") and an option grant for 1,000 shares at Fair Market Value based on the closing price on the first business day of the Board Year pursuant to the Tennant Company Non-Employee Director Stock Option Plan (the "Director Option Plan").

        The Director Plan provides that the restrictions on the restricted stock will lapse only upon the first to occur of (a) the death of the director, (b) the disability of the director preventing continued service on the Board, (c) retirement of the director from the Board in accordance with any policy on retirement of Board members then in effect, (d) the termination of service as a director by reason of resignation at the request of the Board, the director's failure to have been nominated for reelection to the Board or to have been reelected by the shareholders, or the director's removal by the shareholders, or (e) a change in control of the Company (as defined in the Director Plan). In no event will the restrictions lapse prior to six months after the date of issuance. Upon the occurrence of an event causing the restrictions to lapse, restricted stock issued to the director in payment of the retainer for Board Years commencing following the occurrence of the event is forfeited and returned to the Company. Under the Director Plan, non-employee directors who are elected or appointed to the Board on a date other than a regular issue date receive a prorated number of shares of restricted stock. The options issued under the Director Option Plan will vest as to 33% of the shares subject to the option each year on a cumulative basis.

TENNANT COMPANY AUDIT COMMITTEE REPORT

        The Audit Committee's meetings were designed to facilitate and encourage private communication between the Committee and the Company's independent auditors, KPMG LLP. In addition, the Committee complied with its charter responsibilities. The Audit Committee has reviewed and discussed the audited financial statements with management. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent auditors also provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors the firm's independence.

        Based upon the Committee's discussion with management and the independent auditors and the Committee's review of financial statements and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Pamela K. Knous (Chairperson)	Stephen G. Shank
Edwin L. Russell	Frank L. Sims
Members of the Audit Committee

FEES PAID TO INDEPENDENT AUDITOR

        The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements and reviews of the Company's Forms 10-Q for 2003 and fees billed for other services rendered by KPMG LLP for 2003 and 2002:

Description of Fees	2003 Amount	2002 Amount
Audit Fees	$499,000	$336,500
Audit Related Fees(1)	46,600	54,000
Tax Fees(2)	237,000	231,000
Other Fees	0	0

Total	$782,600	$621,500

(1)
Audit Related Fees consisted primarily of audits of financial statements of employee benefit plans.

(2)
Tax Fees consisted primarily of international expatriate tax services and international tax compliance and consulting services.

        The Audit Committee has adopted a Pre-Approval Policy for Non-Audit Services, a copy of which is attached to the Audit Committee Charter. The Audit Committee pre-approved 100% of the services described above pursuant to engagements that occurred on or after May 6, 2003. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of the Company's independent auditors.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Overview and Philosophy.    The Compensation Committee of the Board of Directors is composed entirely of independent directors and is responsible for reviewing and developing executive compensation plans of the Company. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

        The objectives of the Company's executive compensation program are to:

  •
  Motivate executives to achieve corporate goals by placing a significant portion of pay at risk.

  •
  Provide a strong link between the Company's short- and long-term goals and executive compensation.

  •
  Provide competitive total compensation in order to attract and retain high-caliber key executives critical to the long-term success of the Company.

  •
  Align the executives' interests with those of the shareholders by providing a significant portion of compensation in Company Common Stock.

        The executive compensation program is intended to provide an overall level of compensation opportunity that is competitive with that provided by other U.S. durable goods manufacturing companies of similar size. To determine competitiveness, the Committee annually uses compensation survey data, adjusted for sales volume, which is verified every three to four years by an outside consultant. Actual compensation levels may be greater or less than average competitive levels depending on annual and long-term Company performance, individual performance against goals set at the beginning of the year, and scope of responsibilities. The Compensation Committee uses its discretion to set executive compensation at levels that are warranted in its judgment by external and internal comparisons and individual circumstances. Certain of the Company's compensation plans should qualify for exemption from the deduction limitations under Internal Revenue Code Section 162 (m).

        Executive Compensation Program.    The Company's executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of cash-based awards, stock awards, restricted stock grants, and stock options. The long-term plans have a significant portion of their payout in Company Common Stock. In addition, executives receive various benefits, including medical and retirement plans, generally available to employees of the Company.

        Base Salary.    Base salary levels for the Company's executives are competitively set relative to the average of other U.S. durable goods manufacturing companies of similar size. In determining salaries, the Compensation Committee also takes into account individual experience, performance, and scope of responsibility, although no particular weight is given to any one factor.

        Annual Cash Incentive Compensation.    The purpose of the annual cash incentive program is to provide a direct financial incentive in the form of annual cash incentives to executives to achieve their business units' and/or the Company's annual goals. Target incentive awards are set at a level consistent with the averages of other U.S. durable goods manufacturers, after adjusting for sales volume. In fiscal

2003, Company and business unit economic profit improvement was the financial metric used for the annual incentive plan. Economic profit is based on the Company's net operating profit after taxes less a charge for net assets used in the business. Executives can earn incentive compensation based on the level of economic profit improvement year over year.

        Stock Incentive Plans.    The stock incentive plans are the Company's long-term incentive plans for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock. In order to define better for executives the minimum amount of stock that should be held, the Compensation Committee established in 1993 executive stock holding guidelines. These guidelines, which were revised in 1997 and again in 2003 to reflect the competitive environment, identify the amount of company stock based holdings (including restricted and unrestricted shares, deferred stock units, shares held under company benefit plans, and potential gains from vested and unvested options) which each executive should hold as a multiple of his or her base pay. Officers have five years from employment or promotion to meet these guidelines. The current guidelines are: CEO—five times base salary, Senior Vice President—two times base salary, and Vice Presidents—one times base salary. Each year, the Committee reviews the progress of each executive toward those goals. All officers currently are in compliance with the guidelines.

        The Compensation Committee annually grants a variety of stock-based awards under the Company's stock incentive plans. The amount of the awards increases as a function of higher salary and position in the Company. The award amounts, as a percent of base salary, are reviewed and adjusted, as necessary, to ensure their competitiveness. The last review, conducted in 2002, showed that the Company's executive pay was competitive.

        During 2003, the following types of awards were granted:

  •
  Management Incentive Plan

        Awards are earned under this plan at the end of each three-year performance period.

  •
  Restricted Stock

        These grants vest 100% at the end of the restriction period.

  •
  Stock Options

        These options permit executives to purchase Company stock during a ten-year period at the price in effect at the beginning of that period.

  •
  Short-Term Incentive Plan

        These awards will be made in either cash or deferred stock units.

        Chief Executive Officer Compensation.    Ms. Dolan's fiscal 2003 base salary and incentive award were determined by the Compensation Committee in accordance with the methodology described above.

Base Salary	—	Ms. Dolan's total base salary for fiscal 2003 was $450,000.
Annual Incentive	—	Ms. Dolan earned $100,777 as an annual incentive for fiscal 2003.
Long-Term Performance Grants	—	Ms. Dolan earned no management incentive plan award for fiscal 2003. She received in 2003 a restricted stock grant value of $25,000. She also received in 2003 a stock option grant for 36,600 shares.
William I. Miller	Edwin L. Russell
Pamela K. Knous	Frank L. Sims
James T. Hale
Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "named executive officers").

Long-Term Compensation
				Awards		Payouts
Annual Compensation
Restricted Stock Award(s)(3) ($)
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)		Securities Underlying Options(#)	LTIP Payouts(4) ($)	All Other Compensation(5) ($)
Janet M. Dolan President and Chief Executive Officer	2003 2002 2001	450,000 397,093 364,500	100,777 0 0	25,004 25,005 25,017	36,600 34,100 0	87,033 97,192 140,107	22,614 19,855 24,075
H. Chris Killingstad Vice President, North America(6)	2003 2002	317,200 211,153	45,752 35,000	53,343 83,980	18,600 20,000	0 0	14,257 6,335
Anthony Lenders Vice President and Managing Director, Europe(7)	2003 2002 2001	290,826 233,950 197,400	29,702 0 0	12,029 11,983 11,997	7,600 8,850 3,800	3,074 1,988 2,263	0 0 0
Rex L. Carter Vice President, Operations(8)	2003 2002 2001	263,938 249,999 43,269	41,459 50,000 45,000	39,378 11,983 37,970	8,500 5,800 15,000	0 0 0	16,197 9,019 0
Anthony T. Brausen Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	257,580 227,134 211,500	38,402 0 0	35,861 11,983 11,997	8,400 11,900 4,100	11,648 6,520 7,420	12,936 11,357 10,100

(1)
A deferral plan is provided for Tennant executives, which allows them to defer a portion of their salary. Executives may elect to defer up to 25% of their current year salary. The amounts shown in the above table include any amounts thus deferred; however, of the total 2003 salaries shown in the table, no salary deferral has been made. Payout is made in cash within ten years of termination of employment. Interest is paid on these deferred amounts at a rate set annually by the Compensation Committee. For 2004 the interest rate has been set at 5.35% of the amounts deferred.

(2)
Ms. Dolan earned $100,777 as an annual incentive for fiscal 2003. For 2003, Ms. Dolan's target annual incentive was set at 60% of her base salary. Based upon 37.4% achievement of the company economic profit improvement target and an individual performance multiplier of 100%, Ms. Dolan received an annual incentive equal to 37.4% of her target incentive. Amounts for 2003 represent Management Incentive Plan payouts and any annual incentive amounts. Payouts for 2003 are as follows: Ms. Dolan, $100,777; Mr. Killingstad, $45,752; Mr. Lenders, $29,702; Mr. Carter, $41,459; and Mr. Brausen, $38,402. In an effort to increase senior management stock holdings and facilitate shareholder alignment, senior managers are offered the opportunity to receive deferred stock units in lieu of the short-term cash award at a rate of $1.20 in deferred stock units for each dollar of cash bonus earned. The stock price of $41.63 was set at the closing price on the date of grant. Of the amounts set forth above, Mr. Brausen elected to take $15,361 in the form of deferred stock units.

(3)
The value of the restricted stock awards was determined by multiplying the Fair Market Value of the Company's Common Stock on the date of grant by the number of shares awarded. Using the fair market value of the Company's Common Stock as of December 31, 2003, the number and value of restricted stock awards issued in 2003 were as follows: 767 shares ($33,211) to Ms. Dolan; 1,601 shares ($69,323) to Mr. Killingstad; 369 shares ($15,978) to Mr. Lenders; 1,194 shares ($51,700) to Mr. Carter; and 1,144 shares ($49,535) to Mr. Brausen. These shares of restricted stock have a two-year vesting period from respective dates of issuance, with a portion of these shares vesting after year one. Dividends are paid on restricted stock awards at the same time and rate as paid to all shareholders.

(4)
Amounts for 2003 represent the dollar value of LTIP deferred stock units paid out in 2004 as follows: Ms. Dolan, $87,033; Mr. Lenders, $3,074; and Mr. Brausen, $11,648. Deferred stock units were paid in Common Stock on a share-for-share basis with respect to a minimum of 50% of the deferred stock units vested (valued, for this purpose, as of December 31 of the respective years of payment), and the balance was paid in cash.

(5)
Amounts represent payments under the Tennant Profit Sharing and ESOP Plan and the Company's Excess Benefit Plan as follows: (a) Profit Sharing Contributions (which were equal to 2% of earnings) were paid as follows for 2001, 2002 and 2003, respectively: $7,573, $7,942 and $9,046 to Ms. Dolan; $3,122, $4,543 and $5,174 to Mr. Brausen; $0, $769 and $6,479 to Mr. Carter; and $0, $0, and $4,392 to Mr. Killingstad; (b) employer Matching Contributions relating to employee Individual Shelter Contributions (Internal Revenue Code Section 401(k) contributions) were paid as follows for 2001, 2002 and 2003, respectively, through the allocation of Company Common Stock from the unallocated ESOP reserve: $3,825, $4,500 and $6,000 to Ms. Dolan; $5,100, $4,762 and $6,000 to Mr. Brausen; $0, $4,904 and $6,000 to Mr. Carter; and $0, $4,748 and $6,000 to Mr. Killingstad; and (c) Excess Benefit Plan awards were made as follows for 2001, 2002 and 2003, respectively: $12,677, $7,413 and $7,568 to Ms. Dolan; $1,878, $2,052 and $1,762 to Mr. Brausen; $0, $3,346 and $3,718 to Mr. Carter; and $0, $1,587 and $3,865 to Mr. Killingstad. Mr. Lenders is a resident of Belgium and does not participate in these compensatory programs.

(6)
Mr. Killingstad was first appointed as an executive officer in May 2002.

(7)
Mr. Lenders was first appointed as an executive officer in August 2001. Mr. Lenders' compensation amounts stated in dollars are affected by changes in the Euro/U.S. dollar foreign exchange rates.

(8)
Mr. Carter was first appointed as an executive officer in October 2001.

STOCK OPTION AWARDS IN LAST FISCAL YEAR

        The following table summarizes Stock Option awards made during the last fiscal year under the Tennant Company 1992, 1995 and 1999 Stock Incentive Plans, as amended (collectively, the "Plans"), for the named executive officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for the Option Term(3)
		% of Total Options Granted to Employees During Fiscal Year
Name	Options Granted (#)(1)		Exercise Price ($/sh)(2)	Expiration Date
					5% ($)	10% ($)
Janet M. Dolan	36,600	15.3	30.75	2/19/13	707,789	1,793,677
H. Chris Killingstad	18,600	7.8	30.75	2/19/13	359,696	911,541
Anthony Lenders	7,600	3.2	30.75	2/19/13	146,973	372,458
Rex L. Carter	8,500	3.6	30.75	2/19/13	164,377	416,564
Anthony T. Brausen	8,400	3.5	30.75	2/19/13	162,443	411,664

(1)
All such options granted under the Plans are nonqualified options, and are exercisable 33% per year, on a cumulative basis, beginning one year after the date of the grant. Such options become immediately exercisable, however, upon (a) death, disability, or retirement of the holder, or (b) a change of control (defined as certain changes in the Company's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company). The holder is permitted to pay the exercise price and withholding taxes due upon exercise with either cash, shares of Common Stock, a reduction in the number of shares delivered to the holder, or a combination of these alternatives.

(2)
The exercise price of such options is not less than the Fair Market Value (as defined in the Plans) of a share of Common Stock at the time of grant.

(3)
The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore are not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES(1)

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In- The-Money Options at Fiscal Year-End ($)(3)
	Shares Acquired on Exercise (#)
Name		Value Realized(2) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Janet M. Dolan	0	0	143,941	59,334	1,329,516	650,296
H. Chris Killingstad	0	0	6,666	31,934	8,732	250,898
Anthony Lenders	0	0	7,150	15,400	38,120	144,940
Rex L. Carter	0	0	9,433	19,867	55,237	178,158
Anthony T. Brausen	0	0	9,866	19,734	78,846	187,244

(1)
Fiscal year ended December 31, 2003.

(2)
Value realized equals the number of shares exercised multiplied by the difference between market price and option price, before any provision for taxes.

(3)
Market value of underlying securities at fiscal year-end minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about shares of the Company's Common Stock that may be issued under the Company's equity compensation plans, as of December 31, 2003.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	1,190,419(1	)(2)	$35.33(3)	517,452
Equity compensation plans not approved by security holders	0		N/A	0

Total	1,190,419		$35.33	517,452

(1)
Amount includes outstanding options under the 1992 Stock Incentive Plan, the 1993 Non-Employee Director Plan, the 1995 Stock Incentive Plan, the 1997 Non-Employee Director Stock Option Plan, the 1998 Management Incentive Plan, and the 1999 Stock Incentive Plan, each as amended (the "Plans").

(2)
Amount includes 8,750 shares of Common Stock that may be issued upon exercise of outstanding stock appreciation rights under the Plans. Amount also includes 14,921 shares of Common Stock that may be issued upon settlement of deferred stock units (phantom stock) under the Plans. Stock appreciation rights and deferred stock units may be settled in cash, stock or a combination of both. Column (a) includes the maximum number of shares that could be issued upon a complete distribution of all outstanding stock appreciation rights and deferred stock units.

(3)
Column (b) includes the weighted-average exercise price for outstanding stock options and stock appreciation rights.

MANAGEMENT AGREEMENTS

        The Company is a party to management agreements (the "Agreements") with certain of the executive officers of the Company. The purpose of each of the Agreements is to encourage the executive to continue to carry out his or her duties in the event of the possibility of a change in control of the Company and to remain in the service of the Company in order to facilitate an orderly transition in the event of an actual change in control of the Company.

        Each of the Agreements provides that the executive is entitled to receive his or her stated annual base salary, which is subject to annual review and adjustment by the Board of Directors. Each Agreement provides that the Board of Directors may not decrease the executive's annual base salary by more than 15% of the executive's prior year annual base salary. Each Agreement also provides that the executive will participate in certain of the Company's incentive programs and the Company's general benefits programs. Following termination of employment with the Company, an executive agrees to provide limited consulting services, not to compete with the Company, not to solicit employees and customers and not to disclose confidential information of the Company. In some circumstances, the executive shall receive one year's base salary for the consulting obligation and restrictive covenants.

        Each Agreement provides that if the executive's employment is terminated by the Company without cause or is terminated by the executive for good reason, as defined in the Agreements, for a period of one year from the termination date, the executive is entitled to continue to receive his or her annual base salary (subject to reduction for any consulting and non-competition payments), receive the amount of the incentive award that would have been payable if the performance targets had been met and receive general benefits comparable to the programs in which the executive participated during employment with the Company.

        Under the terms of each of the Agreements, if, between the occurrence of a change in control of the Company and the three-year anniversary date of such occurrence, an executive's employment is involuntarily terminated (for any reason other than death, disability, or for cause), the executive will be entitled to receive severance compensation and to receive general benefits comparable to the programs in which the executive participated during employment with the Company. If an executive resigns after certain changes in the executive's duties, compensation, benefits, work location or travel responsibilities, the executive shall be entitled to the same payments and benefits as if the executive had been involuntarily terminated without cause. Such compensation is payable also if the termination occurs before the change in control but after steps to change control have been taken, provided that a change in control ultimately occurs.

        Severance compensation in connection with such changes in control consists of three times the executive's average annual taxable compensation during the executive's five taxable years preceding the change in control, minus $1.00, plus the continuation of certain insurance benefits, subject to reduction: (i) for the amount (up to one year's base salary) the executive is eligible to receive in consideration for his or her consulting and non-compete obligations, (ii) for the amount of any other severance compensation the executive is eligible to receive from the Company under any other agreement of the Company providing compensation in the event of involuntary termination and (iii) to the extent necessary to avoid excise taxation to the executive or non-deductibility to the Company under federal income tax laws. If an executive subject to an Agreement voluntarily terminates his or employment within 30 days after the first anniversary of a change in control and is not entitled to a payment of three times average annual compensation during the five-year period, the executive is nevertheless entitled to payment of one times the five-year average annual compensation, plus incentive payments and general benefits comparable to the programs in which the executive participated during employment with the Company, subject to the same reductions set forth in (i), (ii) and (iii) above.

        Severance payments relating to a change in control are payable in a lump sum upon termination. As of the date of this Proxy Statement, the total compensation in the event of a termination without cause following a change in control (assuming no reductions) for Ms. Dolan would be $1,948,346; Mr. Killingstad, $1,004,527; Mr. Lenders, $699,131; Mr. Carter, $845,060; and Mr. Brausen, $734,778. The Company also will reimburse an executive for legal fees and expenses incurred in resolving disputes under the Agreement.

TENNANT COMPANY PENSION PLAN

        The Tennant Company Pension Plan provides fixed retirement benefits for certain employees of the Company. Based upon certain assumptions, including continuation of the Pension Plan as of January 1, 2004, without amendment, the following table shows the annual retirement benefits (including the additional retirement benefits described in the second sentence under "Tennant Company Executive Nonqualified Deferred Compensation Plan" below) which would be payable as a straight-life annuity commencing at age 65 to persons at various salary levels after specified years of service.

	Years of Service
Annual Compensation
	10	15	20	25	30
$50,000	4,320	6,480	8,640	10,801	12,961
100,000	11,320	16,980	22,640	28,301	33,961
150,000	18,320	27,480	36,640	45,801	54,961
200,000	25,320	37,980	50,640	63,301	75,961
250,000	32,320	48,480	64,640	80,801	96,961
300,000	39,320	58,980	78,640	98,301	117,961
350,000	46,320	69,480	92,640	115,801	138,961
400,000	53,320	79,980	106,640	133,301	159,961
450,000	60,320	90,480	120,640	150,801	180,961
500,000	67,320	100,980	134,640	168,301	201,961
550,000	74,320	111,480	148,640	185,801	222,961
600,000	81,320	121,980	162,640	203,301	243,961
650,000	88,320	132,480	176,640	220,801	264,961

        Under the Pension Plan, benefits are payable based upon a percentage of a participant's final average pay excluding bonus, overtime or other special forms of remuneration. Currently under ERISA, as amended, the maximum annual amount that can be paid during 2004 to any individual is $165,000. Amounts in excess of that maximum as well as amounts based on compensation that is excluded from the Plan formula by ERISA or the terms of the Plan are covered under the Tennant Company Executive Nonqualified Deferred Compensation Plan. The years of credited service under the Pension Plan for the named executive officers are: Ms. Dolan 18 years and Mr. Brausen 4 years. If Ms. Dolan or Mr. Brausen were to retire currently, the final average pay used by the Plan to determine benefits payable pursuant to the above table as of December 31, 2003, would be $420,174 for Ms. Dolan and $220,777 for Mr. Brausen.

        The figures above are not subject to deductions for Social Security or other offset amounts.

TENNANT COMPANY EXECUTIVE NONQUALIFIED DEFERRED COMPENSATION PLAN

        The Executive Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") provides additional retirement benefits for highly compensated employees participating in the Tennant Company Profit Sharing and Employee Stock Ownership Plan or the Pension Plan. Employees participating in the Deferred Compensation Plan will receive a retirement benefit equal to the additional benefits which would have been provided under the Pension Plan if (a) the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code were not applicable, and (b) management bonuses were included in certified earnings for the year in which they were earned, and (c) deferred salaries were included in certified earnings for the plan year in which such amounts would have been paid in the absence of the deferral. Employees participating in the Excess Benefit Plan also receive cash payments of amounts which would have been contributed by the Company to the Tennant Company Profile Sharing and Employee Stock Ownership Plan as Profit Related Retirement Contributions or Matching Contributions if various limitations imposed by the Internal Revenue Code were not applicable.

COMPARATIVE STOCK PERFORMANCE

        The following graph compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return over the same period on the following indexes:

  •
  Overall Stock Market Performance (MGFS Composite Index)

  •
  Industry Index (MGFS Group Index 62—Industrial Goods, Manufacturing)

        This assumes an investment of $100 in the Company's Common Stock, the MGFS Composite Index and the MGFS Industry Index on December 31, 1998, with reinvestment of all dividends.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG TENNANT COMPANY,
MGFS INDEX AND MGFS GROUP INDEX

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Assumes $100 invested on January 1, 1998, with dividends reinvested.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Tennant Company	100.00	83.43	124.79	98.45	88.48	120.21
Overall Stock Market Performance Index (MGFS)	100.00	121.99	110.12	97.50	77.45	103.11
Industry Index (MGFS)	100.00	110.46	100.62	100.90	89.49	129.01

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all Section 16(a) filing requirements were met for the year ended December 31, 2003, except as follows: a Form 4 filing made for Greg Siedschlag to report the disposition of shares for tax withholding upon the lapse of restrictions on restricted stock.

APPOINTMENT OF AUDITORS

        At the annual meeting, a vote will be taken on a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2004. KPMG LLP are independent accountants and auditors who have audited the accounts of the Company annually since 1954. The Company has been advised that a representative of the firm will attend the shareholders' meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm desires to do so.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be presented at the year 2005 Annual Meeting should be sent to the Secretary of the Company at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, and must be received on or before November 15, 2004, to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the year 2005 Annual Meeting but not intended to be included in the Company's Proxy Statement and form of Proxy for such meeting is not received by the Company on or before February 5, 2005, the Proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the Proxies named to vote in their discretion on such proposal without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such Proxies intend to exercise their voting discretion.

        See "Directors—Election of Directors" with regard to certain requirements for nomination of persons for election as directors.

OTHER MATTERS

        So far as the management is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the same in accordance with their judgment on such other matters.

March 15, 2004	By Order of the Board of Directors Eric A. Blanchard, Secretary

APPENDIX A

Tennant Company
Audit Committee Charter

Purpose

        The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Tennant Company (the "Company") to oversee: (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, (iv) the performance of the Company's internal audit function and system of internal control over financial reporting, and (v) the Company's ethics compliance program.

Organization

        The Committee shall be composed of at least three or more Board members who:

  •
  Meet the criteria of independence under the NYSE listing standards,

  •
  Meet the criteria of independence under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"),

  •
  Are free of any relationship that would interfere with their exercise of independent judgment as Committee members, and

  •
  Are financially literate as defined by the NYSE rules or become financially literate within a reasonable period of time after his or her appointment to the Committee.

        In addition, at least one member of the Committee must have accounting or related financial management expertise as required by the NYSE rules. The Committee shall also endeavor to have at all times on the Committee at least one member who satisfies the definition of an "audit committee financial expert" as defined by the Securities and Exchange Commission ("SEC"). Compliance with all of the foregoing requirements shall be determined by the Board in its business judgment and in accordance with applicable rules, regulations and standards in effect from time to time. Committee members shall not serve on the audit committees of more than two other public companies.

        The Board appoints members of the Committee. Committee members may be removed or replaced by the Board from time to time in its discretion.

        A Committee chair shall be elected by the Committee and shall be responsible for reporting to the full Board activities and decisions of the Committee.

Responsibilities

        The Committee's responsibilities are broad and significant. In the course of its oversight of independent auditors as provided under this charter, the Committee will be guided by the premise that the independent auditors are ultimately accountable to the Board and the Committee. Selection of the independent auditors shall be made by the Board following a recommendation by the Committee. In addition, the Committee shall, to the extent required by applicable laws or regulations or determined necessary or appropriate by the Committee:

Oversight of Independent Auditor

1.
Review and discuss representations from the independent auditor regarding:

•
critical accounting policies and practices to be used,

Appendix A - 1

  •
  alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

  •
  other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

2.
Obtain and review a report from the independent auditor at least annually regarding:

•
the independent auditor's internal quality-control procedures,

•
any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

•
any steps taken to deal with any such issues, and

•
all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

3.
Evaluate the qualifications, performance and independence of the independent auditor, including:

•
actively engaging in a dialogue with the independent auditor regarding any relationships or services that may impact its objectivity and independence,

•
considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence,

•
reviewing and evaluating the lead partner of the independent audit team, and

•
reviewing representations from the independent auditor that none of the partners of the independent audit firm earn or receive compensation based on procuring engagements with the Company for providing products or services, other than audit, review or attest services.

The Committee shall take into account the opinions of management and the internal audit firm and present its conclusions with respect to the independent auditor to the Board.

4.
Discuss with the independent auditor the matters required to be discussed by Statement on Accounting Standards No. 61 related to the conduct of the audit.

5.
Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

6.
Review with the independent auditor any audit problems or difficulties the auditor may have encountered and management's response thereto. Such reviews should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

7.
Ensure the rotation of the audit partner, lead partner and concurring partner of the independent auditor as required by law.

8.
Recommend policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company in order to ensure the independence of the independent auditor under the SEC rules.

9.
Discuss with the independent auditor and management any other matters covered by Section 10A of the Securities Exchange Act of 1934 as determined necessary or appropriate by the Committee to ensure compliance.

Appendix A - 2

10.
Be directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee shall have sole authority to approve all audit engagement fees and terms and any non-audit engagements of the independent auditor, subject, in the case of non-audit engagements, to the Pre-Approval Policy for Non-Audit Services attached hereto as Exhibit A. The independent auditor shall report directly to the Committee. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

Responsibility For Financial Statements And Disclosure Matters

11.
Review the annual audited financial statements with management, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

12.
Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements. The review and discussion should include any matters identified by the independent auditor pursuant to Statement on Auditing Standards No. 100 regarding the Company's interim financial statements.

13.
Discuss with management and the independent auditor:

•
material financial reporting issues and judgments made in connection with the preparation of the Company's financial statements,

•
any material changes in the Company's selection or application of accounting principles,

•
the Company's system of internal control over financial reporting, including any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data,

•
the independent auditor's attestation of management's report on internal controls, and

•
any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

14.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not occur prior to each release.

15.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

16.
Review any significant reports to management prepared by the independent auditors or the internal audit firm and management's responses.

17.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

Appendix A - 3

18.
Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies, and any management material reports or inquiries received from regulatory or governmental agencies.

Oversight of Internal Audit

19.
Discuss with the independent auditor and management the internal audit responsibilities, staffing and performance, and the planned scope of internal audit.

20.
Review any appointment or replacement of the internal audit firm.

Compliance Oversight

21.
Discuss with management, the independent auditor and the internal audit firm, guidelines and policies for assessing and managing the Company's risk exposure and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

22.
Except as otherwise directed by the Board, oversee the Company's ethics compliance program, make recommendations to management with respect to program enhancements and the resolution of ethical issues brought to its attention, and be directly responsible for approving any waiver of the Company's Business Ethics Guide with respect to executive officers or directors of the Company.

23.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Committee Administration

24.
Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

25.
Prepare the Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

26.
Retain independent counsel and other legal, accounting or other advisors as the Committee determines necessary to carry out its duties. The Company shall provide funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee.

27.
After taking into account its purpose and responsibilities as outlined in this Charter, make an annual assessment of its overall performance, the manner in which it has met such responsibilities (including the number of meetings held, an overall review of matters considered and approved, and the number of meetings attended by each Committee member), and its overall performance.

28.
Meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.

        While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in compliance in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Consequently, the Committee is not responsible for providing any expert or special assurance as to the Company's financial statements and other financial information or any professional certification as to the

Appendix A - 4

independent auditor's work, including without limitation its reports on and review of the Company's financial statements and other financial information.

        To the extent permissible under applicable laws and regulations, the Committee may delegate its responsibilities to one or more members of the Committee.

Meetings

        The Committee shall meet as often it determines, but not less frequently than four (4) times a year. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall report regularly to the Board through presentations at Board meetings or by submission of the minutes of the Committee meetings to the Board. In addition to funding for specific purposes described above, the Company shall provide appropriate funding, as determined by the Committee, for ordinary administrative expenses that are necessary for the Committee to carry out its duties.

Appendix A - 5

EXHIBIT A

TENNANT COMPANY
PRE-APPROVAL POLICY FOR NON-AUDIT SERVICES

        This policy is adopted in accordance with the Audit Committee Charter and applicable laws regarding the Audit Committee's pre-approval responsibilities. The Committee is responsible for pre-approving all domestic and international engagements of the Company's independent auditor to perform for the Company and its subsidiaries audit and non-audit services, subject to any de minimis exception available under applicable laws and regulations.

        The Committee's approval of the independent auditor's annual engagement letter shall constitute pre-approval for all services contained in the letter. In connection with the Committee's annual approval of the independent auditor's engagement, the Committee shall approve the engagement of the independent auditor to provide the following audit services:

  •
  audits and reviews in accordance with generally accepted auditing standards

  •
  attestation services

  •
  statutory audits or financial audits for subsidiaries or affiliates

  •
  services associated with registration statements and periodic reports filed the SEC, such as comfort letters, auditor reports and consents and assistance responding to comment letters

        In addition, the Company may, without further approval of the Committee, engage the independent auditor to perform any non-audit services if the engagement is consistent with the terms of this policy.

Prohibited Non-Audit Services.

        The Company is prohibited from engaging the independent auditor to perform the following services:

  •
  bookkeeping or other services related to the accounting records or financial statements of the Company

  •
  financial information systems design and implementation

  •
  appraisal or valuation services, fairness opinions or contribution-in-kind reports

  •
  actuarial services

  •
  internal audit outsourcing services

  •
  management functions or human resources

  •
  broker or dealer, investment adviser, or investment banking services

  •
  legal services and expert services unrelated to the audit

  •
  any other service the PCAOB determines, by regulation, is impermissible

        The Committee may take any actions it deems necessary or appropriate to ensure that the Company's independent auditor is not engaged to provide any of these prohibited non-audit services.

Exhibit A to Appendix A - 1

Other Non-Audit Services

        The Committee has determined that the following audit-related services are consistent with the role of the independent auditor:

  •
  financial statement audits of employee benefit plans

  •
  due diligence related to mergers and acquisitions

  •
  accounting consultations and audits in connection with acquisitions

  •
  expanded audit procedures related to accounting and/or billing records to respond to or comply with financial, accounting or regulatory reporting matters

  •
  internal control reviews and assistance with internal control reporting requirements

  •
  consultations with management as to(1):

(1)
Certain of these consultations may be considered audit services.

  —
  accounting or disclosure treatment of transactions or events

  —
  actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other standard setting body

•
attest services not required by statute or regulation

•
services as a registered agent for the Company in foreign jurisdictions

        The Committee has determined that the following tax services are consistent with the role of the independent auditor:

  •
  tax planning and advice (local, state, federal and international)

  •
  tax compliance (local, state, federal and international)

  •
  international expatriate services (including tax services and immigration services)

  •
  review of tax returns (local, state, federal and international income, franchise and other)

  •
  transfer pricing documentation (local, state, federal and international)

  •
  tax audits to respond to tax authorities' inquiries (local, state, federal and international)

        The Company may engage the independent auditor to provide any of the non-audit services listed above. The Committee may, annually or from time to time, set fee levels for certain of the non-audit services listed above or for the aggregate fees that may be paid for all non-audit services. Any engagements for services exceeding those levels shall require specific pre-approval by the Committee.

        All non-audit services that are not listed above shall require specific pre-approval by the Committee.

Three Principles of Independence

        Each time the Committee considers the pre-approval of engagement of the independent auditor to perform a non-audit service, the Committee shall consider whether the provision of such service is compatible with maintaining the auditor's independence. In that regard, the Committee shall consider whether there is a risk that any of the following principles of independence may be compromised:

  •
  an auditor cannot function in the role of management,

  •
  an auditor cannot audit his or her own work, and

Exhibit A to Appendix A - 2

  •
  an auditor cannot serve in an advocacy role for his or her client.

        The Committee shall also consider the aggregate amount of fees paid to the independent auditor for non-audit services (audit-related, tax and other non-audit services) in relation to the total fees paid to the independent auditor for all services.

Delegation of Pre-Approval Authority

        The Committee delegates the authority to grant pre-approvals of other permissible non-audit services to the Committee chair, provided that any pre-approvals by the chair shall be reported to the full Committee at its next scheduled meeting.

Services to Executives

        Executive officers of the Company are prohibited from engaging the Company's independent auditor to perform personal services on their behalf (e.g., tax planning, estate planning, etc.).

Monitoring

        The Company's Controller is responsible for tracking all fees paid to the Company's independent auditor for non-audit services for each quarter. This information shall be presented to the Committee during regularly scheduled meetings. The Company shall disclose all approvals of engagements for non-audit services in the Company's SEC filings as required by applicable law.

        The Committee may amend or revise this policy from time to time.

Exhibit A to Appendix A - 3

TENNANT COMPANY ANNUAL MEETING OF SHAREHOLDERS 10:30 a.m. Thursday, May 6, 2004 Radisson Hotel & Conference Center 3131 Campus Drive Plymouth, MN 55441
DIRECTIONS FROM THE NORTHWEST: Rogers, St. Cloud, Elk River	DIRECTIONS FROM THE EAST: Minneapolis
Interstate 94 East to South 494. Interstate 494 South to East Highway 55. Left turn at Northwest Blvd. Third left at Xenium. Second Block on Left.	Interstate 394 West. North on Interstate 494 to East on Highway 55. Left turn (north) at Northwest Blvd. Third left at Xenium. Second Block on Left.
DIRECTIONS FROM THE SOUTHWEST: Eden Prairie, Minnetonka, Chaska	DIRECTIONS FROM THE NORTHEAST: Brooklyn Center, Fridley
Interstate 494 North to Highway 55 East. Left turn at Northwest Blvd. Third left (north) at Xenium. Second Block on Left.	Interstate 694 West to 494 South. Interstate 494 South to East Highway 55. Left turn at Northwest Blvd. Third left (north) at Xenium. Second Block on Left.
DIRECTIONS FROM THE AIRPORT & SOUTHEAST AREA: Bloomington, Edina, St. Paul
Enter the building through the entrance directly across the driveway from the parking ramp.	Interstate 494 West to North 494. North on Interstate 494 to East Highway 55. Left turn (north) at Northwest Blvd. Third left at Xenium. Second Block on Left.
TENNANT COMPANY 701 North Lilac Drive P.O. Box 1452 Minneapolis, MN 55440	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Eric A. Blanchard and Anthony T. Brausen, and each of them, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them or any of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the "Company") held of record by the undersigned on March 8, 2004, at the Annual Meeting of Shareholders to be held on May 6, 2004, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Furthermore, if I am a participant in the Tennant Company Profit Sharing and Employee Stock Ownership Plan (the "Plan"), I hereby instruct Vanguard Fiduciary Trust Company, as Trustee of the Plan, to "vote," in the manner specified in the Plan, at the Annual Meeting of Shareholders, and at any adjournment thereof, all shares of Common Stock of the Company held in the Plan with respect to which I have authority to direct voting.

I understand that the Trustee will vote, in accordance with my instructions, the shares of the Company's Common Stock allocated to my account under the Plan. The Trustee is hereby instructed to vote as indicated herein on the following proposals which are more fully described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated March 15, 2004.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS GIVEN TO THE TRUSTEE BY 5:00 P.M. (EST) ON MAY 5, 2004, I UNDERSTAND THAT THE TRUSTEE WILL VOTE MY SHARES IN THE SAME PROPORTION AS THE SHARES OF ALL PARTICIPANTS WHO GAVE DIRECTIONS.

The undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named Proxies and, if applicable, the Trustee to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 5, 2004.
  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/tnc/ — QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 5, 2004.
  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tennant Company, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
/*\ Please detach here /*\

1.	TO ELECT DIRECTORS, such that the total number of directors is seven:	01 James T. Hale 02 Pamela K. Knous	☐	FOR all nominees (except as marked)	☐	WITHHOLD AUTHORITY To vote for all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
If elected, Mr. Hale and Ms. Knous will serve for a term of three years.
2.	TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent auditors of the Company.			☐ For ☐ Against ☐ Abstain
3.	IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Address Change? Mark Box Indicate changes below:	☐	Date	, 2004

Signature(s) in Box Please sign exactly as name appears to the left.

QuickLinks

TENNANT COMPANY PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
DIRECTORS
COMPENSATION OF DIRECTORS
TENNANT COMPANY AUDIT COMMITTEE REPORT
FEES PAID TO INDEPENDENT AUDITOR
EXECUTIVE COMPENSATION
MANAGEMENT AGREEMENTS
COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG TENNANT COMPANY, MGFS INDEX AND MGFS GROUP INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPOINTMENT OF AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A Tennant Company Audit Committee Charter
TENNANT COMPANY PRE-APPROVAL POLICY FOR NON-AUDIT SERVICES